Exhibit 10.21

Confidential Materials omitted and filed separately with the

Securities & Exchange Commission. Double asterisk denote omissions.

MorphoSys AG • Postfach 16 58 • 82145 Planegg Emergent Product Development Seattle, LLC 2401 4th Ave. Suite 1050 Seattle, Washington 98121	MorphoSys AG Lena-Christ-Strabe 48 82152 Martinsried / Planegg Germany Telefon: +49 (0)89 899 27-0 Fax: +49 (0)89 899 27-222 Email: info@morphosys.com Internet: www morphosys.com

CONFIDENTIAL

19 June 2015

For the attention of: Site Head

First Amendment (“First Amendment”) to the License and Co-Development Agreement (“Agreement”) dated as of August 19, 2014 and entered into by and between

1.	MorphoSys AG, a German company having a place of business at Lena-Christ-Strasse 48, 82152 Martinsried/Planegg, Germany (“MorphoSys”), and

2.	Emergent Product Development Seattle, LLC, a Delaware limited liability corporation with offices at 2401 4th Ave. Suite 1050, Seattle, Washington 98121, USA (“Emergent”).

This First Amendment is supplemental to the terms of the Agreement and intends to postpone certain timelines and to clarify compliance of certain obligations of the Agreement.

Therefore, the Parties wish to clarify and agree on the following:

1.	Satisfaction of certain obligations under Section 2.1.2 of the Agreement

The Parties agree that both companies used best efforts in trying to obtain the Second Third Party Manufacturing Amendment within the timeline set forth in Section 2.1.2 of the Agreement (i.e. six months after the Effective Date). MorphoSys may now seek and obtain a direct license from Existing Manufacturing Licensor pursuant to Section 2.1.2 of the Agreement. For the avoidance of doubt, Section 2.1.2 remains in full force and effect.

2.	Section 4.3.3 (a) of the Agreement

The Parties agree to change the timeline for approval of the Development Plan and the Development Budget from September 30th to October 31st. Therefore, Section 4.3.3 (a) of the Agreement shall be deleted in its entirety and be replaced by the following:

Vorstand Dr Simon Moreney (Vorsitzender) Jens Holstein, Dr. Arndt Schottelius Dr Marlies Sproll Aufsichtsratsvorsitzender Dr. Gerald Möller	Bankverbindungen HypoVereinsbank München BLZ 700 202 70 Kto. 419 482 56 IBAN DE55 7002 0270 0041 9482 56 SWIFT (BIC): HYVEDEMMXXX	Deutsche Sank BLZ 700 700 10 Kto. 200 221 000 IBAN: DE11 7007 0010 0200 2210 00 SWIFT (BIC): DEUTDEMM	St.-Nr. 9143/101/21259 Handelsregister: München HRB 121023 VAT-ID. No: DE 15506 9821

                “(a) On or before October 31st of each year during the Term, the JSC shall review, update and approve the Development Plan (including the Development Budget contained therein) which shall cover the Development Activities to be conducted during the upcoming Calendar Year, and the JSC shall, on at least an annual basis, review and update, as appropriate, the then-current Development Plan (including the Development Budget) to reflect any changes, reprioritizations of, or additions to the Development Plan; provided, however, that any disputes with respect thereto shall be resolved pursuant to Sections 3.4 and 3.5.”

3.	Section 5.4.1 of the Agreement

The Parties acknowledge the JSC approval of the clinical safety reporting plan (file named “Clinical Safety Reporting Plan MOR209/ES414 Protocol: 401,” final version 1.0), approved by team members of both Parties and effective as of November 05th, 2014, complies with the requirements set forth in Section 5.4.1 of the Agreement in regard to the execution of a pharmacovigilance agreement prior to first dosing of the first patient in the first Clinical Trial. In addition, the JSC has agreed as required in Section 5.4.1 of the Agreement that Emergent will maintain the global safety database for the Product for the current stage of clinical development.

4.	Section 6.5 of the Agreement

The following language shall be added at the end of Section 6.5.1.

The Parties clarify and acknowledge that their policies and internal guidelines may be updated from time to time and that currently it is not feasible to provide the guidelines for trademark usage valid at the time of creation of Promotional Materials. The Parties agree to exchange the valid guidelines for trademark usage before the creation of Promotional Material. Except as provided herein, Section 6.5 of the Agreement shall remain unaffected in its entirety.

5.	Section 7.5 of the Agreement

The Parties agree to postpone the timeline for execution of the quality agreement for development supply of the Product until July 31, 2015. The Parties also agree that, in the interest of complying with all Laws, internal controls, and the requirements of Section 7.5, an additional document (Quality Technical Agreement) will be executed by the Parties not later than August 31, 2015 setting forth the roles and responsibilities of each Party relative to those activities related to but not covered by the Quality Agreement. Therefore, Section 7.5 of the Agreement shall be deleted in its entirety and be replaced by the following:

“7.5 Quality Agreements. The Parties shall execute a (i) Quality Agreement for development supply of the Product not later than July 31st, 2015 and (ii) a quality agreement for commercial supply of the Product within ninety (90) calendar days of execution of the Supply Agreement, which shall set forth the Parties’ quality and compliance obligations with respect to Manufacture of the Finished Product (both quality agreements, the “Quality Agreements”). MorphoSys and Emergent agree to comply with the requirements and provisions set forth in the Quality Agreements.”

Letter Agreement MorphoSys/Emergent June 18, 2015

For purposes of this Agreement “Quality Agreement” shall mean a legally binding agreement that establishes the obligations and responsibilities of the quality units of the Parties. The Quality Agreement for development supply is established for clinical phase MorphoSys-sponsored activities and does not apply to commercial supply. The Quality Agreement describes which cGMP activities will be carried out by each Party per applicable regulations and defines in detail the GMP responsibilities, including the quality measures, of each Party.

7.5.1 Quality Technical Agreements. The Parties shall execute a (i) Quality Technical Agreement for development supply of the Product not later than August 31st, 2015 and (ii) quality technical agreement for commercial supply of the Product within ninety (90) calendar days of execution of the Supply Agreement, which shall set forth the Parties’ quality and compliance obligations with respect to Manufacture of the Finished Product not otherwise covered by the Quality Agreements (both quality technical agreements, the “Quality Technical Agreements”). MorphoSys and Emergent agree to comply with the requirements and provisions set forth in the Quality Technical Agreements.”

For purposes of this Agreement “Quality Technical Agreement” shall mean a legally binding agreement that describes which cGMP activities will be carried out by Emergent and MorphoSys for clinical phase Emergent-sponsored activities per applicable regulations and defines in detail the GMP responsibilities, including the quality measures, of each Party. The Quality Technical Agreement for development supply is established for all clinical phase activities and does not apply to commercial supply.

6.	Section 8.12 of the Agreement

The Parties agree to correct a deviation of the stated FTE rate in numbers from the one in words. Therefore, Section 8.12 of the Agreement shall be deleted in its entirety and be replaced by the following:

“8.12 FTE Costs. With respect to those costs under Article 4 and Article 5 or with respect to costs for which this Agreement expressly refers to this Section 8.12 which a Party is obligated to bear internally and then submit to the other Party for sharing, or reimbursement, as the case may be, each Party shall calculate its internal costs using an FTE rate of [**] Dollar ($[**]) per year. The FTE rate covers employee salary, employee specific benefits, travel costs and materials. After the [**] anniversary of the Effective Date, the FTE rates shall be subject to adjustments to reflect changes in the Producer Price Index for the Pharmaceutical Sector as reported by the U.S. Bureau of Labor Statistics for the previous twelve (12) months.”

Letter Agreement MorphoSys/Emergent June 18, 2015

7.	Section 16.3 of the Agreement

The language currently reading:

                     “and to:

Emergent BioSolutions Inc.

2273 Research Blvd., Suite 400

Rockville, MD 20850

Attention: General Counsel

Fax: [**]”

shall be deleted in its entirety and replaced by the following:

                     “and to:

Emergent Biosolutions Inc.

400 Professional Drive, Suite 400

Gaithersburg, MD 20879

Attention: General Counsel

e-Fax: [**]”

[Remainder of page intentionally left blank, signatures follow on next page]

Letter Agreement MorphoSys/Emergent June 18, 2015

The terms of the Agreement continue in full force and effect and unchanged except to the extent clarified above.

Please indicate Emergent’s acceptance and agreement to this First Amendment by arranging for authorized representatives of Emergent to sign both copies of this First Amendment and returning one signed original to MorphoSys.

MorphoSys AG

/s/ Dr. Arndt Schottelius	/s/ Dr. Marlies Sproll
Dr. Arndt Schottelius Chief Development Officer	Dr. Marlies Sproll Chief Scientific Officer

AGREED and ACCEPTED on behalf of Emergent: Emergent Product Development Seattle, LLC

(signature)		(signature)
Name:	/s/ [Illegible]	Name:	/s/ [Illegible]
Title/Position:	CMO, SVP	Title/Position:	S. VP & CSO
Date:	7/7/2015	Date:	7/8/15

cc. Emergent BioSolutions Inc. (General Counsel)

      Morgan, Lewis & Bockius LLP ([**])

Letter Agreement MorphoSys/Emergent June 18, 2015

MorphoSys AG
Lena-Christ-Strße 48
82152 Martinsried / Planegg

MorphoSys AG • Postfach 16 58 • 82145 Planegg	Germany

	Telefon:	+49 (0)89 899 27-0
Emergent Product Development Seattle, LLC	Fax:	+49 (0)89 899 27-222
2401 4th Ave. Suite 1050	Email:	info@morphosys.com
Seattle, Washington 98121	Internet:	www.morphosys.com

CONFIDENTIAL

Letter Extension Term Development Plan 2016

October 27, 2015

For the attention of: Site Head

Reference is made to the License and Co-Development Agreement dated as of August 19, 2014, as amended by first amendment dated June 19, 2015 (“Agreement”), entered into by and between MorphoSys AG, (“MorphoSys”), and Emergent Product Development Seattle, LLC, (“Emergent”)

Emergent and MorphoSys intend to extend the timeline set forth in Section 4.3.3 (a) of the Agreement, to review, discuss and approve the Development Plan for the year 2016, therefore the Parties agree on the following:

Solely with respect to the Development Plan (including the Development Budget contained therein) for the year 2016, the Parties agree to extend the timeline to review, discuss and approve such 2016 Development Plan from October 31st, 2015 to December 28th, 2015.

All other terms of the Agreement shall remain unchanged and, except for the specific timeline extended hereby, the Agreement, including Section 4.3.3 shall continue in full force and effect. This Letter Agreement is supplemental to the Agreement. In the event of any conflict or inconsistency between the Agreement and this Letter Agreement with respect to the timeline extended hereby, the latter shall prevail. This Letter Agreement shall become effective upon Emergent’s countersignature below.

If the foregoing terms are agreeable to Emergent, please countersign and date this letter here below and return the original to MORPHOSYS.

Vorsand	Bankverbindungen	Duetsche Bank	St.-Nr.
Dr. Simon Moroney (Vorsitzender)	BayemLB	BLZ 700 700 10	9143/101/21259
Jens Holstein, Dr. Arndt Schottelius	BLZ 700 500 00	Kto. 200 221 000	Handelsregister:
Dr. Marlies Sproll	Kto. 1259861	IBAN: DE11 7007 0010 0200 2210 00	München HRB 121023
Aufsichtsratsvorsitzender	IBAN: DE59 7005 0000 0001 259861	SWIFT (BIC): DEUTDEMM	VAT-ID. No:
Dr. Gerald Möller	SWIFT (BIC): BYLADEMMXXX		DE 15506 9821

With kind regards

MorphoSys AG

(i.A, i.V.)		(i.A, i.V.)

Name		Name
Function or Department		Function or Department

AGREED and ACCEPTED on behalf of
Emergent:
Emergent Product Development Seattle, LLC

(signature)		(signature)
Name:	/s/ Scott C. Stromatt	Name:	/s/ W. James Jackson
Scott C. Stromatt
Title/Position:	SVP CMO	Title/Position:	SVP, CSO

Date:	10/29/2015	Date:	11/04/15

Vorsand	Bankverbindungen	Duetsche Bank	St.-Nr.
Dr. Simon Moroney (Vorsitzender)	BayemLB	BLZ 700 700 10	9143/101/21259
Jens Holstein, Dr. Arndt Schottelius	BLZ 700 500 00	Kto. 200 221 000	Handelsregister:
Dr. Marlies Sproll	Kto. 1259861	IBAN: DE11 7007 0010 0200 2210 00	München HRB 121023
Aufsichtsratsvorsitzender	IBAN: DE59 7005 0000 0001 259861	SWIFT (BIC): DEUTDEMM	VAT-ID. No:
Dr. Gerald Möller	SWIFT (BIC): BYLADEMMXXX		DE 15506 9821